UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2020

Mr. Cooper Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.

Coppell, TX 75019

(Address of Principal Executive Offices, and Zip Code)

469-549-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Notes Offering

On August 3, 2020, Mr. Cooper Group Inc. (the “Company”) issued a press release announcing the pricing of its offering by Nationstar Mortgage Holdings Inc. (“Nationstar”), a direct wholly-owned subsidiary of the Company, of $850 million aggregate principal amount of senior unsecured notes in an offering exempt from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Redemption of 8.125% Senior Notes due 2023

On August 3, 2020, Nationstar, a direct wholly-owned subsidiary of the Company, notified Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the indenture, dated as of July 13, 2018, as amended and supplemented to date, by and among Nationstar, the Trustee and the guarantors party thereto, governing Nationstar’s 8.125% Senior Notes due 2023 (the “2023 Notes”) that Nationstar intends to redeem all $950 million of its outstanding 2023 Notes on August 13, 2020. Nationstar’s redemption of the 2023 Notes is conditioned upon the consummation of the incurrence by Nationstar of additional indebtedness yielding net proceeds that are sufficient, together with cash on hand, to pay the redemption price for the 2023 Notes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press release of Mr. Cooper Group Inc., dated August 3, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: August 3, 2020	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Vice Chairman and Chief Financial Officer